UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FOLIX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State of incorporation or organization)	88-0507007 (IRS Employer Identification Number)

205-1072 Davie Street Vancouver, British Columbia CANADA (Address of principal executive offices)	V6E 1M3 (ZIP Code)

Title of each class to be so registered NOT APPLICABLE	Name of each exchange on which each class is to be registered NOT APPLICABLE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-107915

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-107915) is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
4.1	Instrument Defining the Rights of Security Holders *
5.1	Opinion of Lawyer Christopher J. Moran *
10.1	Business Plan Purchase Agreement *
23.1	Consent of Independent Auditor *

* Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:FOLIX TECHNOLOGIES, INC.

Date: January 7, 2004

By:

/s/ G L Corcoran

Greg Corcoran
President and Director, CEO and CFO